Exhibit 99.1


                   Double-Take Software, Inc. Announces First
                         Quarter 2007 Financial Results


    SOUTHBOROUGH, Mass.--(BUSINESS WIRE)--April 25, 2007--Double-Take Software, Inc. (NASDAQ: DBTK), a leading provider of recovery solutions, today announced its financial results for the first quarter 2007.

    Total revenue for the quarter, which consists of software revenue and maintenance and professional services revenue, increased 67.9% to $17.9 million in the first quarter of 2007 from $10.7 million in the first quarter of 2006. Revenue for the first quarter of 2007 includes revenue from Double-Take EMEA for the entire quarter. Double-Take EMEA was acquired by the Company on May 23, 2006. (Formerly Sunbelt Systems Software S.A.S., Double-Take EMEA was Double-Take Software's near exclusive distributor in Europe.)

    Software revenue increased 63.1% to $10.4 million in the first quarter of 2007 from $6.4 million in the first quarter of 2006. Maintenance and professional services revenue increased 74.9% to $7.5 million in the first quarter of 2007 from $4.3 million in the first quarter of 2006.

    Operating expenses for the first quarter of 2007 increased 49.3% to $13.5 million from $9.1 million in the first quarter of 2006.
Included in operating expenses in the first quarter of 2007 were the following items:

    --  Stock option expense of $0.3 million related to SFAS 123R.

    -- Amortization of intangible assets of $0.2 million related to the acquisition of Double Take EMEA in May 2006.

    Included in operating expenses in the first quarter of 2006 was $0.4 million of stock option expense resulting from the adoption of SFAS 123R and the vesting of stock options for the former CEO and $0.1 million related to the issuance of Series C Preferred shares to management.

    Income from operations was $2.5 million in the first quarter of 2007 compared to $0.3 million in the first quarter of 2006. Net income attributable to common stockholders was $2.9 million, or $0.13 per diluted share, in the first quarter of 2007 compared to a loss of ($1.7) million, or ($.44) per diluted share, in the first quarter of 2006.

    Income from operations on an adjusted, non-GAAP basis in the first quarter of 2007 was $2.8 million, compared to $0.8 million in the first quarter of 2006. Adjusted, non-GAAP net income before accretion and dividends on preferred stock was $3.2 million in the first quarter of 2007 compared to $0.8 million in the first quarter of 2006. Dividend and accretion charges occurred until our Initial Public Offering in December 2006 when all preferred shares were converted into common shares. Adjusted, non-GAAP net income per diluted share was $0.14 in the first quarter of 2007. We calculate these adjusted non-GAAP income measures by excluding the effects in the respective periods of the non-cash SFAS 123R and other stock-based compensation expenses described as components of Operating Expenses above. An explanation of these non-GAAP financial measures and a reconciliation of these measures to GAAP results are provided in the tables included in this press release, and these measures should only be viewed together with the reconciliation and the further explanation given under "Non-GAAP Financial Measures" below.

    Cash and cash equivalents at March 31, 2007 totaled $56.7 million.

    "We got off to a very solid start to 2007," said Dean Goodermote, Chairman of the Board and CEO of Double-Take Software. "Especially pleasing was the continued expansion of our international business, the continued additional sales of our products within our large installed base and the continued growth of our partner program".

    Guidance

    The Company expects revenue for the second quarter of 2007 to be in the range of $19.0 to $19.5 million. Operating income is expected to be $3.1 to $3.3 million and adjusted, non-GAAP income per share for the second quarter of 2007 is expected to be in the range of $0.15 to $0.16 per share excluding the impact of stock-based compensation charges and using an estimated effective income tax rate of approximately 12% and weighted average diluted shares of approximately
23.0 to 23.2 million shares.

    After taking the results of Q1 2007 into account, the Company expects full-year 2007 revenue to be in the range of $78.5 to $80.5 million. Operating income is expected to be $12.8 to $14.8 million and adjusted, non-GAAP income per share for full year 2007 is expected to be in the range of $0.56 to $0.62 excluding the impact of stock based compensation charges and using an estimated effective tax rate of approximately 10% and weighted average diluted shares assumed to be approximately 23.5 to 24 million. The effective tax rate for Q2 and for all of 2007 will be evaluated and possibly revised throughout the year if the allowance currently recorded against the deferred tax assets is reduced or eliminated.

    See "Non-GAAP Financial Measures" and "Important Note to
Investors" below

    Non-GAAP Financial Measures

    Double-Take Software, Inc. has provided in this press release adjusted financial information that has not been prepared in accordance with generally accepted accounting principles, or GAAP. These non-GAAP financial measures are identified above as "adjusted, non-GAAP" measures. Double-Take Software, Inc. uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to, but not as a substitute for, GAAP measures, in evaluating the Company's operational performance. Double-Take Software, Inc. believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends, and in comparing its financial results with other companies in Double-Take Software, Inc.'s industry, many of which present similar non-GAAP financial measures to investors. The historical non-GAAP financial measures presented above exclude the following item required to be included by GAAP: non-cash stock-based compensation charges. The Company's expectations for adjusted, non-GAAP income and income per share for the second quarter of 2007 and full-year 2007 exclude the impact of stock-based compensation charges, the amount and significance of which, because of the information and assumptions underlying those charges, cannot readily be determined at this time.

    Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of historic non-GAAP financial measures presented above to GAAP results has been provided in the financial statement tables included in this press release.

    Conference Call Information

    Double-Take Software, Inc. will discuss these financial results in a conference call at 4:30 p.m. EDT, today. The public is invited to listen to a live web cast of Double-Take Software, Inc.'s conference call on the investor relations section of our website at www.doubletake.com. For those who are unable to participate in the live conference call, an audio replay will be available until Monday, April 30, 2007 at 11:59 p.m. EST. To access the audio replay, dial 888-203-1112 or 719-457-0820 and enter confirmation code 3244416. A web cast replay of the call will be available on the investor relations section at www.doubletake.com approximately two hours after the conclusion of the call and will remain available for 90 days.

    Annual Meeting

    The 2007 Annual Meeting of Stockholders of Double-Take Software will take place at 10:00 AM, local time, on May 8, 2007 in Indianapolis, Indiana.

    About Double-Take(R) Software, Inc.

    Headquartered in Southborough, Massachusetts, Double-Take(R)
Software (NASDAQ: DBTK - News) provides software for accessible and affordable data protection for Microsoft(R) Windows(R) applications. For more information, please visit www.doubletake.com.

    Important Note to Investors

    Statements made in this press release regarding Double-Take Software that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about Double-Take Software and the industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Forward-looking statements can be identified by words such as "anticipate", "believe", "could", "estimate", "expect" "intend", "may", "should" "will" and "would". These forward-looking statements include, without limitation, statements under the heading "Guidance" above. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the various risks described in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on March 30, 2007. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

    (C) Double-Take Software, Inc. All rights reserved. Double-Take is a registered trademark of Double-Take Software, Inc. Microsoft, Windows, and the Windows logo are trademarks or registered trademarks of Microsoft Corporation in the United States and/or other countries.



                      Double-Take Software, Inc.
                Condensed Consolidated Balance Sheets
                            (in thousands)
                             (Unaudited)

                                                    March 31, Dec 31,
                                                      2007     2006
                                                    --------- --------

ASSETS

Current assets:
Cash and cash equivalents                            $56,651  $55,170
Accounts receivable, net                              11,971   12,676
Inventory                                                  -       14
Prepaid expenses and other current assets              1,622    2,210
                                                    --------- --------
Total current assets                                  70,244   70,070

Property and equipment, net                            2,845    3,000
Customer relationships, net                            1,880    1,993
Marketing relationships, net                           1,779    1,842
Goodwill                                                 102        -
Other assets                                             118      121
                                                    --------- --------
Total assets                                         $76,968  $77,026
                                                    ========= ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable                                       1,143    2,217
Accrued expenses                                       5,055    6,845
Accrued purchase price payable                             -    1,425
Other liabilities                                        180      135
Deferred revenue                                      17,273   16,774
                                                    --------- --------
Total current liabilities                             23,651   27,396

Long-term deferred revenue, less current portion       4,264    3,977
Long-term deferred rent, less current portion            372      406
Long-term capital lease obligations, less current
 portion                                                  12       17

Stockholders' equity                                  48,669   45,230

                                                    --------- --------
Total liabilities and stockholders' equity           $76,968  $77,026
                                                    ========= ========




                      Double-Take Software, Inc.
                Consolidated Statements of Operations
                (In thousands, except per share data)
                             (Unaudited)


                                                       Three Months
                                                           Ended
                                                         March 31,
                                                     -----------------
                                                      2007     2006
                                                     -------- --------
Revenue:
Software licenses                                    $10,390   $6,372
Maintenance and professional services                  7,535    4,307
                                                     -------- --------
Total revenue                                         17,925   10,679

Cost of revenue:
Software licenses                                         27        4
Maintenance and professional services                  1,857    1,261
                                                     -------- --------
Total cost of revenue                                  1,884    1,265

                                                     -------- --------
Gross margin                                          16,041    9,414

Operating expenses:
Sales and marketing                                    6,903    4,330
Research and development                               2,875    2,464
General and administrative                             3,217    2,027
Depreciation and amortization                            549      251
                                                     -------- --------
Total operating expenses                              13,544    9,072

                                                     -------- --------
Income from operations                                 2,497      342

Interest income                                          643       51
Interest expense                                         (19)     (17)
Foreign exchange loss                                     (1)       -
                                                     -------- --------
Income before income taxes                             3,120      376

Income tax expense                                       182        3

                                                     -------- --------
Net income                                             2,938      373

Less: accretion on preferred redeemable shares             -   (1,334)
Less: dividends on preferred redeemable shares             -     (698)

                                                     -------- --------
Net income (loss) attributable to common stockholders $2,938  ($1,659)
                                                     ======== ========

Net income (loss) attributable to common stockholders
 per share:
Basic                                                  $0.14   ($0.44)
                                                     ======== ========
Diluted                                                $0.13   ($0.44)
                                                     ======== ========

Weighted-average number of shares used in per share
 amounts:
Basic                                                 20,888    3,791
                                                     ======== ========
Diluted                                               22,946    3,791
                                                     ======== ========




             Double-Take Software, Inc.
        Consolidated Statements of Cash Flows
        (In thousands, except per share data)
                     (Unaudited)

                                                       Three months
                                                           ended
                                                         March 31,
                                                      2007     2006
                                                     -------- --------

Cash flows from operating activities:
Net Income                                            $2,938     $373
Adjustments to reconcile net income to net cash
 provided by (used in) operating activities:
Depreciation and amortization                            373      251
Amortization of intangible assets                        176        -
Provision for doubtful accounts                          (13)      50
Stock option expense                                     272      418
Issuance of restricted shares                              -        -
Issuance of Series C Preferred shares to management        -      107

Changes in:
Accounts receivable                                      782      750
Prepaid expenses and other assets                        635       85
Inventories                                               18        -
Other assets                                               4      (58)
Accounts payable and accrued expenses                 (2,926)  (4,618)
Other liabilities                                         53        -
Deferred revenue                                         691      497
                                                     -------- --------
Net cash provided by (used in) operating activities   $3,003  $(2,145)
                                                     -------- --------

Cash flows from investing activities:
Purchase of property and equipment                      (212)    (448)
Earn-out payments on acquisition of Double-Take EMEA  (1,527)       -
                                                     -------- --------
Cash flows from investing activities                  (1,739)    (448)

Cash flows from financing activities:
Expenses from initial public offering                   (113)       -
Proceeds from exercise of stock options                  473        2
Payments on capital lease obligation                      (5)       -
                                                     -------- --------
Net cash provided by financing activities                355        2

Effect of exchange rate changes on cash and cash
 equivalents                                            (138)       -
Net increase in cash and cash equivalents              1,619   (2,591)
Cash and cash equivalents - beginning of period       55,170    8,341
                                                     -------- --------
Cash and cash equivalents - end of period            $56,651   $5,750
                                                     ======== ========




               Double-Take Software, Inc.

  Reconciliation of GAAP to Non-GAAP Financial Measures
          (In thousands, except per share data)
                       (Unaudited)

                                                         Three Months
                                                             Ended
                                                           March 31,
                                                         -------------
                                                          2007   2006
                                                         ------- -----

Non-GAAP financial measures and reconciliation:

GAAP income (loss) from operations                       $2,497  $342
Add: noncash stock option expense (1)                       272    47
Add: noncash stock option expense for former CEO (2)          -   399
                                                         ------- -----
Non-GAAP income from operations                          $2,769  $788
                                                         ======= =====


GAAP net income prior to accretion and dividends on
 convertible preferred shares                            $2,938  $373
Add: noncash stock option expense (1)                       272    47
Add: noncash stock option expense for former CEO (2)          -   399
                                                         ------- -----
Non-GAAP net income prior to accretion and dividends on
 convertible preferred shares in 2006                    $3,210  $819
                                                         ======= =====

Non-GAAP income per share (3):
        Basic                                             $0.15
                                                         =======
        Diluted                                           $0.14
                                                         =======

Weighted-average number of shares used in per share
 amounts:
        Basic                                            20,888
                                                         =======
        Diluted                                          22,946
                                                         =======


Footnotes to Adjustments
---------------------------------------------------------

(1) Represents noncash stock compensation charge
 associated with stock option grants as follows:
                                                         Three Months
                                                             Ended
                                                           March 31,
                                                         -------------
                                                          2007   2006
                                                         ------- -----
       Stock option expense by line item:
         Cost of maintenance and professional services      $21    $8
         Sales and marketing                                 51    18
         Research and development                            29    19
         General and administrative                         171     2
                                                         ------- -----
                                                           $272   $47
                                                         ======= =====


(2) Represents noncash stock-based compensation charges associated with vesting options for the former CEO.

(3) Presentation of non-GAAP net loss per share prior to accretion and dividends on preferred shares for 2006 has not been made because the effect would be anti-dilutive.
 Non-GAAP loss per share would have been ($0.32) excluding stock-based compensation but including accretion and dividends on preferred shares.


    CONTACT: Double-Take Software, Inc.
             S. Craig Huke, 317-572-1857
             Chief Financial Officer
             investor@doubletake.com
             or
             Sapphire Investor Relations, LLC
             Erica Mannion, 212-766-1800
             Investor Relations
             investor@doubletake.com